UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously reported on December 1, 2014, a joint venture (the “Joint Venture”) of CNL Growth Properties, Inc. (the “Company”), entered into an agreement effective November 25, 2014 (the “Purchase and Sale Agreement”) with an unaffiliated third party for the sale of the Joint Venture’s 258-unit Class A garden-style multifamily community located in Mount Pleasant, Charleston County, South Carolina (the “Long Point Property”). The Company owns and operates the Joint Venture together with its partner, WF Invest Long Point, LLC, a Delaware limited liability company (“Woodfield”). The sale price for the Long Point Property was $55.5 million.

On January 15, 2015, the Joint Venture completed the sale of the Long Point Property to Windward Long Point Apartments LLC. The net cash to the Company from the sale of the Long Point Property is between approximately $12.2 million and $12.7 million, after repayment of approximately $28.6 million of debt and associated costs, any indemnification, and distributions to Woodfield in accordance with the provisions of the Joint Venture’s governing documents. The Company has not yet determined how the net proceeds from the sale of the Long Point Property will be utilized; however, the use of the proceeds could include the retirement of debt, the acquisition of interests held by joint venture partners, and/or a special distribution to stockholders.

Item 7.01	Regulation FD Disclosure.

Correspondence with Financial Advisors and Broker Dealers; Webinar and Script

On January 20, 2015, the Company sent correspondence to financial advisors and broker dealers notifying them that the board of directors of the Company (the “Board”) unanimously approved $10.63 as the estimated net asset value per share of the Company’s common stock as of December 31, 2014 (“Valuation”). A copy of such correspondence is filed as Exhibit 99.2 to this Current Report and incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

On January 23, 2015, the Company will hold a webinar with financial advisors and broker-dealers to discuss the Valuation. A copy of the presentation and script relating to such webinar are filed as Exhibits 99.3 and 99.4 to this Current Report and incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”), the information contained in this Item 7.01 disclosure, including Exhibits 99.2, 99.3, and 99.4 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibits 99.2, 99.3, and 99.4, the Company makes no admission as to the materiality of such information.

Item 8.01	Other Events

Determination of Estimated Net Asset Value Per Share as of December 31, 2014

Background –2013 Year End Valuation

In July 2013 the Company adopted a valuation policy (the “Valuation Policy”) consistent with IPA Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, which was adopted by the Investment Program Association, a trade association for non-listed direct investment vehicles (the “IPA”) effective May 1, 2013 (the “IPA Guidelines”). In December 2013, in order to establish an annual, year-end schedule for determining the estimated net asset value (“NAV”) per share of the Company’s common shares, as recommended by the IPA Guidelines, the valuation committee of the Board, comprised solely of independent directors (the “Valuation Committee”) engaged CBRE Capital Advisors, Inc., an independent investment banking firm (“CBRE Cap”) to provide a valuation analysis of the Company as of December 31, 2013 (the “2013 Year End Valuation Report”). On the basis of the 2013 Year End Valuation Report, the Valuation Committee recommended to the Board and the full Board unanimously approved $9.90 as the estimated NAV per share of the Company’s common stock as of December 31, 2013 (the “2013 Year End NAV”). The 2013 Year End NAV is reported in the Company’s Current Report on Form 8-K filed with the Commission on January 15, 2014.

Current Valuation – 2014 Year End Valuation

In accordance with the Company’s Valuation Policy and in order to assist brokers in providing information on customer account statements consistent with the requirements of NASD Notice 01-08 and Financial Industry Regulatory Authority (“FINRA”) Rule 2340, the Valuation Committee again engaged CBRE Cap to assist it and the Board in estimating the NAV per share of the Company’s common stock (the “2014 NAV per share”) as of December 31, 2014 (the “Valuation Date”). The Valuation Committee and the Board deemed it to be in the best interests of the Company and its stockholders to engage CBRE Cap to provide this latest valuation analysis, based upon CBRE Cap’s familiarity with the Company’s business model and portfolio of assets.

CBRE Cap prepared and provided to the Valuation Committee a report dated January 9, 2015 containing, among other information, a range of values for the Company’s common stock as of the Valuation Date (the “2014 Valuation Report”). On January 13, 2015, upon its receipt and review of the 2014 Valuation Report, the Valuation Committee met and concluded that CBRE Cap’s proposed range was reasonable, and recommended to the Board that it adopt $10.63 as the Company’s estimated 2014 NAV per share, which value falls within the range in the 2014 Valuation Report. At a special meeting of the Board held on January 13, 2015, on the basis of the 2014 Valuation Report and the recommendation of the Valuation Committee, the Board unanimously approved $10.63 as the Company’s estimated 2014 NAV per share.

The valuation process used by the Valuation Committee and the Board to determine the estimated 2014 NAV per share was designed to follow recommendations in the IPA Guidelines and the Company’s Valuation Policy.

Valuation Methodologies

In preparation of the 2014 Valuation Report, CBRE Cap conducted property level and aggregate valuation analyses of the Company as of December 31, 2014 and provided a range for the Company’s 2014 NAV per share. In preparation of the 2014 Valuation Report, CBRE Cap considered the IPA Guidelines and utilized operating information and financial materials and projections prepared by the Company’s senior management, CNL Global Growth Advisors, LLC, the Company’s advisor (the “Advisor”), and/or the Company’s joint venture partners.

CBRE Cap relied on the following sources in determining the major assumptions in the 2014 Valuation Report:

•	Restricted-use appraisals (“MAI Appraisals”);

•	Proprietary research of affiliates of CBRE Cap, including market and sector capitalization rate surveys;

•	Third-party research, including Wall Street equity reports and online data providers;

•	The Purchase and Sale Agreement for the Long Point Property;

•	The Company’s public reports filed with the Commission; and

•	Guidance from senior management of the Company and the Advisor.

MAI Appraisals of the Company’s properties were performed in accordance with Uniform Standards of Professional Appraisal Practice (“USPAP”). The MAI Appraisals were commissioned by CBRE Cap from CBRE Appraisal Group, an affiliate of CBRE Cap that conducts appraisals and valuations of real properties. Each of the MAI Appraisals was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) designations. Discreet values were assigned to each property in the Company’s portfolio.

As of the Valuation Date, the Company owned interests in a total of 16 real estate properties, 15 of which were owned through joint venture arrangements. All of the multifamily properties were either recently developed or were currently under development. CBRE Cap categorized the Company’s real estate properties into three classifications: operating assets, development projects and assets held-for-sale. The following summarizes the valuation methodologies with respect to each asset class, which were applied by CBRE Cap and summarized in the 2014 Valuation Report:

Operating Assets. Discounted cash flow analyses were created for the Company’s operational properties utilizing an assumed holding period of four years from the date of acquisition. Actual cash flows for the operating properties were based on realized rents. Future operating cash flows for the operating properties were estimated utilizing historical cash flows from realized rents, with assumptions regarding stabilization for properties not yet stabilized.

Development Projects. Discounted cash flow analyses were calculated for each of the Company’s development projects assuming a holding period of four years from the date of acquisition. Future operating cash flow of each development project was estimated utilizing their respective development budgets and cash flow projections prepared by the respective projects’ joint venture development partners in conjunction with the Company’s senior management and the Advisor.

Estimated future cash flows of both the operating assets and the development projects were adjusted for the properties’ respective joint venture arrangements (after debt service and the repayment of debt) in order to reflect the Company’s economic interest in each asset. In addition, the estimated future cash flows assume a hypothetical sale of the properties and liquidation of the joint ventures in accordance with the governing agreements at the end of the holding periods described to derive a present equity value to the Company for each of the properties. For purposes of these calculations, CBRE Cap did not deduct disposition costs and fees and debt prepayment penalties, if any, for purposes of determining the estimated value of the Company’s interests, to be consistent with the IPA Guidelines.

Assets Held For Sale. As of the Valuation Date, the Company’s Long Point Property was under contract for sale to an unaffiliated third party purchaser (the “Purchase and Sale Agreement”), and accordingly, the Long Point Property was treated as held for sale for purposes of the 2014 Valuation Report. The Purchase and Sale Agreement provided for the sale of the Long Point Property for $55.5 million, and CBRE Cap estimated the value of the Long Point Property at $55.5 million based on the Purchase and Sale Agreement, then deducted current debt on the Long Point Property from the sale price and applied the net proceeds of the sale in accordance with the provisions of the Joint Venture’s governing documents, to derive an equity value to the Company for the Long Point property. On January 15, 2015, the sale of the Long Point Property closed. (See, Item 2.01 of this Current Report.)

Valuation Summary; Material Assumptions

In reaching estimated valuation ranges for the Company’s portfolio, CBRE Cap created a valuation range for each operating asset and each development project by varying the discount rate utilized and the terminal capitalization rate for each. CBRE Cap set the range at 50 basis points on the discount rate, and 30 basis points on the terminal capitalization rate of each asset, which represents an approximate 5% sensitivity on the discount rate and terminal capitalization rate ranges. A 5% decrease in the discount rate has a positive $0.10 impact on the net asset value per share; and a 5% increase in the discount rate has a negative $0.10 impact on the net asset value per share.

As the basis for the discount rates applied, CBRE Cap estimated the Company’s cost of equity using the capital asset pricing model (“CAPM”). A terminal capitalization rate, derived from the MAI Appraisals prepared for each of the operating assets and development projects and checked for reasonableness by CBRE Cap, was utilized to calculate terminal value at stabilization in the final year of the analysis. Terminal capitalization rates varied by asset based on the specific geographic location and other relevant factors.

The following table summarizes the key assumptions that were employed by CBRE Cap in the discounted cash flow models to estimate the value of the Company’s operating assets and development properties:

TABLE OF MAJOR INPUTS

Assumptions	December 31, 2014	December 31, 2013
Discount rates(1)	10.5%	11.50%
Terminal capitalization rates(2)	6.03%	6.32%
Holding periods(2)	4 years	4 years

(1)	Represents the weighted average discount rates utilized in determining mid-point values.
(2)	Represents the weighted average terminal capitalization rates utilized in determining mid-point values.
(3)	A holding period of four years from the date of the acquisition of the property was assumed for valuation purposes of the operating assets and the development projects.

In its 2014 Valuation Report, CBRE Cap included an estimate of the December 31, 2014 value of the Company’s assets other than real estate and its liabilities other than mortgage debt, including cash and select other assets net of accounts payable, and other accrued expenses and other liabilities. Such values were estimated by the Company’s Advisor and senior management using the most recently available internal balance sheet, adjusted for an estimate of activity through the Valuation Date.

The 2014 Valuation Report contained analyses of indicative values, including a range for the Company’s net asset value per share of $10.36 to $10.91 as of the Valuation Date, including deductions for subordinated incentive fees payable to the Company’s Advisor in a hypothetical liquidation. Taking into consideration the reasonableness of the valuation methodologies, assumptions and conclusions contained in the 2014 Valuation Report, the Board determined the Company’s net asset value to be approximately $239.4 million, after subordinated incentive fees payable to the Company’s Advisor in a hypothetical liquidation, or $10.63 per share, based on a share count of approximately 22.5 million shares issued and outstanding as of the Valuation Date, such values falling within the range of values contained in the 2014 Valuation Report. In determining $10.63 as the estimated net asset value per share, the Board considered the estimated amount of subordinated incentive fees in a hypothetical liquidation of the Company at the low and high ends of this range of between $0.01 and $0.11 per share, respectively.

As with any valuation methodology, the methodologies considered by the Valuation Committee and the Board, in reaching an estimate of the value of the Company’s shares, are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares.

The following table summarizes the material components of the Company’s estimated NAV and estimated NAV per share of common stock as of December 31, 2014 and December 31, 2013:

Table of Value Estimates for Components of Net Asset Value

(Approximate $ in 000’s, except per share value)

	NAV as of 12/31/14	NAV Per Share As of 12/31/14	NAV as of 12/31/13	NAV Per Share as of 12/31/13
Present value of equity in operating assets, development projects, and assets held for sale	$199,439	$8.85	$121,241	$7.88
Cash and cash equivalents	46,854	2.08	34,118	2.22
Other assets	638	0.03	1,953	0.12
Accounts payable and other accrued expenses	(4,607)	(0.20)	(3,239)	(0.21)
Other liabilities	(1,492)	(0.07)	(1,427)	(0.09)

Net asset value before incentive fees	$240,832	$10.69	$152,64	$9.92

Subordinated incentive fees payable to the Advisor(1)	(1,393)	(0.06)	(261)	(0.02)

Net Asset Value	$239,439	$10.63	$152,384	$9.90

(1)	Assumes a hypothetical liquidation event at this valuation date and for this valuation amount.

The aggregate estimated NAV of the Company’s operating assets, development projects and assets held for sale exceeds the Company’s aggregate amount of equity invested in such assets as of the Valuation Date.

Additional Information Regarding the 2014 Valuation, Limitations of Estimated Share Value, and the Engagement of CBRE Cap

Throughout the valuation process, the Valuation Committee, the Company’s Advisor, senior members of management and CBRE Cap reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

The 2014 Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing prior to the Valuation Date and any material change in such information, circumstances and/or conditions may have a material effect on the Company’s estimated NAV per share. CBRE Cap’s valuation materials were addressed solely to the Company to assist the Board and the Valuation Committee in establishing an estimated NAV for the Company’s common stock. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. The 2014 Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock. CBRE Cap is not responsible for the Board’s determination of the 2013 Year End NAV, the 2014 NAV per share, or any other estimated NAV per share of the Company’s common stock; and CBRE Cap did not participate in any determination of the offering price in the Company’s public offerings.

While CBRE Cap reviewed for reasonableness the information supplied or otherwise made available to it by the Company or the Company’s Advisor, CBRE Cap assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. In preparing its valuation materials, CBRE Cap did not, and it was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for the Company’s operating properties and those in development and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the 2014 Valuation Report. The analyses do not purport to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated net asset value per share of the Company’s common stock, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to the Company’s estimated net asset value per share upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the estimated net asset value per share if the Company listed them on a national securities exchange; or

•	the methodology used to estimate the Company’s net asset value per share would be acceptable to FINRA or under ERISA for compliance with its reporting requirements.

The estimated 2014 NAV per share was determined by the Board as of a date certain, December 31, 2014. The value of the Company’s shares, however, will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets.

CBRE Group, Inc. (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms. CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the 2014 Valuation Report, the Company paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. Other than a valuation report as of June 30, 2013, the 2013 Year End Valuation Report, and the 2014 Valuation Report, the Company has not engaged CBRE Cap for any other services during the past two years, however, the Company engaged an affiliate of CBRE to assist the Company with the sale of the Gwinnett Center and the sale of the Long Point Property. In addition, during the past two years, certain of the Company’s affiliates engaged affiliates of CBRE primarily for various real estate-related services, and the Company anticipates that affiliates of CBRE will continue to provide similar real estate-related services in the future. In addition, certain affiliates of the Company’s Advisor have engaged or expect to engage CBRE Cap to serve as their third party valuation advisor, and the Company may in its discretion engage CBRE Cap to assist the Board in future determinations of the Company’s estimated net asset value. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company and affiliates of the Advisor have engaged and may engage CBRE Cap or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.

Communications with Stockholders

A copy of the form of correspondence to be furnished to the Company’s stockholders regarding the sale of the Long Point Property, the Valuation and the Company’s estimated 2014 NAV per share is filed with this Current Report as Exhibit 99.5 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The below unaudited pro forma condensed consolidated balance sheet of the Company at September 30, 2014 illustrates the estimated effect of the sale of the Long Point Property described in Item 2.01, above, as if the sale had occurred on such date. The below unaudited pro forma condensed consolidated statements of operations for the 9 months ended September 30, 2014 and for the years ended December 31, 2013, 2012, and 2011 (the “Pro Forma Periods”) and include certain pro forma adjustments to illustrate the estimated effect of the sale of the Long Point Property, as if such sale had occurred on the first day of each of the Pro Forma Periods.

The unaudited pro forma condensed consolidated balance sheet and statements of operations are presented for informational purposes only, and do not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the Pro Forma Periods. Further, the unaudited pro forma condensed consolidated balance sheet and statements of operations should not be viewed as indicative of the Company’s financial results in the future, and they should be read in conjunction with the Company’s financial statements as filed with the Commission on Form 10-Q for the 9 months ended September 30, 2014 and on Form 10-K for the years ended December 31, 2013, 2012, and 2011.

(d)	Exhibits.

99.1	Purchase and Sale Agreement dated effective November 25, 2014, as amended and assigned to Windward Long Point Apartments, LLC.

99.2	Correspondence dated January 20, 2015 to Financial Advisors and Broker-Dealers regarding the Valuation.

99.3	Presentation relating to the Valuation webinar to take place on January 23, 2015.

99.4	Script relating to the Valuation webinar to take place on January 23, 2015.

99.5	Form of Letter to the Company’s Stockholders.

Caution Concerning Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical fact, including statements about the purported value of the Company’s common stock, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlgrowthproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2015		CNL GROWTH PROPERTIES, INC. a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall Senior Vice President of Operations

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2014

	Historical September 30, 2014	Long Point Property Sold Pro Forma Adjustments			Pro Forma September 30, 2014
ASSETS

Real estate assets, net:
Operating real estate assets, net (including VIEs $143,220,906)	$172,501,691	$—			$172,501,691
Construction in process, including land (including VIEs $164,613,034)	172,245,876	—			172,245,876

Total real estate assets, net	344,747,567	—			344,747,567
Real estate held for sale (including VIEs $26,080,844)	26,999,402	(26,999,402)	(a	)	—
Cash and cash equivalents (including VIEs $6,794,237)	60,202,389	54,434,755	(a	)
		(28,722,808)	(b	)	85,914,336
Restricted cash (including VIEs $2,163,230)	2,583,886	—			2,583,886
Loan costs, net (including VIEs $2,703,514)	3,555,935	(535,118)	(b	)	3,020,817
Other assets (including VIEs $740,644)	1,064,848	(37,701)	(b	)	1,027,147

Total Assets	$439,154,027	$(1,860,274)			$437,293,753

LIABILITIES AND EQUITY

Liabilities:
Mortgages and construction notes payable (including VIEs $185,323,308)	$213,538,309	$(28,381,502)	(b	)	$185,156,807
Accrued development costs (including VIEs $25,616,637)	25,616,637	—			25,616,637
Due to related parties	1,512,835	—			1,512,835
Accounts payable and other accrued expenses (including VIEs $2,161,138)	2,832,419	(58,821)	(b	)	2,773,598
Other liabilities (including VIEs $1,928,932)	2,004,122	—			2,004,122

Total Liabilities	245,504,322	(28,440,323)			217,063,999

Commitments and contingencies

Equity:
Stockholders’ equity:
Preferred stock, $.01 par value per share, authorized and unissued 200,000,000 shares	—	—			—
Common stock, $0.01 par value per share, 1,120,000,000 shares authorized; 22,702,363 shares issued and 22,526,171 outstanding	225,262	—			225,262
Capital in excess of par value	170,792,081	—			170,792,081
Accumulated earnings (deficit)	(11,016,935)	27,435,353	(a	)
		(855,304)	(b	)	15,563,114

Total Stockholders’ Equity	160,000,408	26,580,049			186,580,457
Noncontrolling interest	33,649,297	—			33,649,297

Total Equity	193,649,705	26,580,049			220,229,754

Total Liabilities and Equity	$439,154,027	$(1,860,274)			$437,293,753

The abbreviation VIEs above means Variable Interest Entities.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

		Long Point
	Historical	Property Sold	Pro Forma
	September 30,	Pro Forma	September 30,
	2014	Adjustments (a)	2014
Revenues:
Rental income from operating leases	$9,835,861	$—	$9,835,861

Total revenues	9,835,861	—	9,835,861

Expenses:
Property operating expenses	5,775,807	—	5,775,807
General and administrative	2,146,571	—	2,146,571
Asset management fees, net of amounts capitalized	705,170	—	705,170
Property management fees	502,195	—	502,195
Acquisition fees and expenses, net of amounts capitalized	44,926	—	44,926
Depreciation	3,823,742	—	3,823,742

Total expenses	12,998,411	—	12,998,411

Operating loss	(3,162,550)	—	(3,162,550)

Other income (expense):
Interest and other income	25,383	—	25,383
Interest expense and loan cost amortization, net of amounts capitalized	(789,870)	—	(789,870)

Total other income (expense)	(764,487)	—	(764,487)

Loss from continuing operations	(3,927,037)	—	(3,927,037)
Net loss from continuing operations attributable to noncontrolling interests	(733,874)	—	(733,874)

Net loss from continuing operations attributable to common stockholders	$(3,193,163)	$—	$(3,193,163)

Net loss per share of common stock (basic and diluted) from continuing operations	$(0.16)		$(0.16)

Weighted average number of shares of common stock outstanding (basic and diluted)	20,969,311		20,969,311

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

		Long Point
	Historical	Property Sold			Pro Forma
	December 31,	Pro Forma			December 31,
	2013	Adjustments (a)			2013
Revenues:
Rental income from operating leases	$7,979,299	$(4,437,073)			$3,542,226

Total revenues	7,979,299	(4,437,073)			3,542,226

Expenses:
Property operating expenses	4,518,189	(1,859,415)			2,658,774
General and administrative	2,095,097	(6,953)			2,088,144
Asset management fees, net of amounts capitalized	563,326	(240,371)	(b	)	322,955
Property management fees	403,778	(128,071)			275,707
Acquisition fees and expenses, net of amounts capitalized	47,103	—			47,103
Depreciation	3,170,990	(1,131,022)			2,039,968

Total expenses	10,798,483	(3,365,832)			7,432,651

Operating loss	(2,819,184)	(1,071,241)			(3,890,425)

Other income (expense):
Interest and other income	25,514	(65,519)	(c	)	(40,005)
Interest expense and loan cost amortization, net of amounts capitalized	(1,066,435)	512,249	(c	)	(554,186)

Total other income (expense)	(1,040,921)	446,730			(594,191)

Loss from continuing operations	(3,860,105)	(624,511)			(4,484,616)
Net loss from continuing operations attributable to noncontrolling interests	(616,013)	29,358			(645,371)

Net loss from continuing attributable to common stockholders	$(3,244,092)	$(595,153)			$(3,839,245)

Net loss per share of common stock (basic and diluted) from continuing operations	$(0.29)				$(0.34)

Weighted average number of shares of common stock outstanding (basic and diluted)	11,387,852				11,387,852

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	Historical December 31, 2012	Long Point Property Sold Pro Forma Adjustments (a)			Pro Forma December 31, 2012
Revenues:
Rental income from operating leases	$1,386,226	$(1,380,766)			$5,460

Total revenues	1,386,226	(1,380,766)			5,460

Expenses:
Property operating expenses	886,573	(761,809)			124,764
General and administrative	1,743,619	(6,389)			1,737,230
Asset management fees, net of amounts capitalized	105,820	(101,598)	(b	)	4,222
Property management fees	98,450	(69,818)			28,632
Acquisition fees and expenses, net of amounts capitalized	75,260	—			75,260
Depreciation	472,616	(472,616)			—

Total expenses	3,382,338	(1,412,230)			1,970,108

Operating loss	(1,996,112)	31,464			(1,964,648)

Other income (expense):
Interest and other income	929	—			929
Interest expense and loan cost amortization, net of amounts capitalized	—	—			—

Total other income (expense)	929	—			929

Loss from continuing operations	(1,995,183)	31,464			(1,963,719)
Net loss from continuing operations attributable to noncontrolling interests	(12,535)	(3,037)			(9,498)

Net loss from continuing operations attributable to common stockholders	$(1,982,648)	$28,427			$(1,954,221)

Net loss per share of common stock (basic and diluted) from continuing operations	$(0.27)				$(0.26)

Weighted average number of shares of common stock outstanding (basic and diluted)	7,400,590				7,400,590

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

		Long Point
	Historical	Property Sold	Pro Forma
	December 31,	Pro Forma	December 31,
	2011	Adjustments	2011
Expenses:
General and administrative	$1,336,383	$—	$1,336,383
Acquisition fees and expenses, net of amounts capitalized	27,493	—	27,493

Total expenses	1,363,876	—	1,363,876

Operating loss	(1,363,876)	—	(1,363,876)

Other income:
Interest and other income	315	—	315

Total other income (expense)	315	—	315

Loss from continuing operations	(1,363,561)	—	(1,363,561)
Net loss from continuing operations including noncontrolling interests	—		—

Net loss from continuing operations attributable to common stockholders	$(1,363,561)	$—	$(1,363,561)

Net loss per share of common stock (basic and diluted) from continuing operations	$(0.30)		$(0.30)

Weighted average number of shares of common stock outstanding (basic and diluted)	4,577,645		4,577,645

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet of the Company is presented as if the disposition of the Long Point Property described in Note 2. “Pro Forma Transaction” had occurred as of September 30, 2014. The accompanying unaudited pro forma condensed consolidated statements of operations of the Company are presented for the nine months ended September 30, 2014 and for the years ended December 31, 2013, 2012 and 2011 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s disposition, described in Note 2. “Pro Forma Transaction”, as if they had occurred as of the first day of the first period presented. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the respective Pro Forma Periods presented.

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transactions reflected herein had occurred, or been in effect during the Pro Forma Periods. In addition, this unaudited pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transaction

On November 25, 2014, the Company entered into a purchase and sale agreement with Sentinel Acquisitions Corporation, an unaffiliated third party, for the sale of the Company’s Long Point Property. The purchase price for the Long Point Property is $55.5 million excluding transaction costs. The purchase and sale agreement provides for the consummation of the sale on January 15, 2015.

On January 15, 2015, the Company completed the sale of the Long Point Property.

3.	Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet represent adjustments needed to the Company’s historical balance sheet as if the disposition of the Long Point Property occurred as of September 30, 2014.

(a)	These adjustments reflect the net sales proceeds received from the sale of the Long Point Property and the elimination of the related account balances as if the sale was consummated as of September 30, 2014. Accumulated deficit has been increased to reflect the receipt of net cash proceeds and removal of assets and liabilities related to the sale, as follows:

Sale Price	$55,500,000
Closing and transaction costs	(1,065,245)

Net sales proceeds	54,434,755
Net book value of the Long Point Property sold	(26,999,402)

Gain on sale	$27,435,353

(b)	These adjustments reflect the use of a portion of the net cash proceeds received from the sale of the Long Point Property to pay down existing indebtedness, including related prepayment fee, accrued interest, and to eliminate loan costs and other assets related to the existing indebtedness.

4.	Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations

The adjustments to the unaudited pro forma condensed consolidated statement of operations represent adjustments needed to the Company’s historical results to remove the historical operating results of the Long Point Property as if the property had been sold prior to January 1, 2011.

(a)	Except as described in (b) and (c) below, these amounts represent the elimination of the operations on the Long Point Property from the historical amounts for the nine months ended September 30, 2014 and for the years ended December 31, 2013, 2012 and 2011, to give effect to the sale of the Long Point Property as if the sale occurred on the first day of the first Pro Forma Period Presented. The Long Point Property was classified as held for sale in September 2014, as a result, the operations of these properties were included as part of income or loss from discontinued operations for the nine months ended September 30, 2014 and are not shown in the accompanying unaudited pro forma condensed consolidated statement of operations. The land was acquired in 2011, however, operations commenced in 2012. Therefore, there are no operations that require a pro forma adjustment for the year ended December 31, 2011.

(b)	Amount includes the elimination of asset management fee expenses, calculated at 0.08334% monthly on the invested assets value of the Long Point Property for the nine months ended September 30, 2014 and for the years ended December 31, 2013, 2012 and 2011. These fees were historically paid by the Company to its advisor and would not have been incurred subsequent to the disposition of these assets.

(c)	Represents the elimination of interest expense, loan cost amortization and the change in the fair market value of the interest rate cap to reflect the use of net cash proceeds from the sale of the Long Point Property to retire indebtedness that was collateralized the Long Point Property as if it occurred on the first day of the first Pro Forma Period presented.